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                                                                   EXHIBIT 10.16

                          LOAN MODIFICATION AGREEMENT

This agreement amends the Promissory Note dated July 24, 1996 ("Note") and BUSINESS LOAN AGREEMENT dated March 1, 1999 ("BUSINESS LOAN AGREEMENT"), each executed by TELECT, INC. (together if more than one "Borrower") in favor of Bank of America, N.A., formerly Bank of America, N.A., doing business as Seafirst Bank, ("Bank") regarding a loan in the maximum principal amount of $12,000,000.00 (the "Loan"), which currently has a maximum principal amount of $20,000,000.00. All references to "Bank of America, N.A., doing business as Seafirst Bank" in any of the loan documents entered into by Borrower with regard to the Loan are hereafter deemed to be references to Bank. For mutual consideration, Borrower and Bank agree to amend the Note as follows:

        1. Credit Limit. The maximum principal amount of Borrower's line of credit is hereby changed to $30,000,000.00, and Borrower's maximum liability for principal under the Note is also changed to $30,000,000.00.

        2. Maturity Date. The maturity date of the Note is changed to May 1, 2001. Bank's commitment to make advances to Borrower under its line of credit is also extended to May 1, 2001.

        2. Other Terms. Except as specifically amended by this agreement or any prior amendment, all other terms, conditions, and definitions of the Note, Business Loan Agreement, and all other security agreements, guaranties, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.

This agreement is dated April 4, 2000.

Bank:   Bank of America, N.A.

By:     /s/
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Name: Joe Poole

Title: Vice President

Borrower:  TELECT, INC.

Signature: /s/
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By: Stan E. Hilbert

Title:  Vice President, Finance & Information Technology